Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gcu.edu

Media Contact:

Bill Jenkins

Grand Canyon Education, Inc.

602-639-6678

William.jenkins@gcu.edu

GRAND CANYON EDUCATION, INC. REPORTS

FOURTH QUARTER 2012 RESULTS

ARIZONA, February 19, 2013—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based postsecondary education services, today announced financial results for the quarter ended December 31, 2012.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

For the three months ended December 31, 2012:

•	Net revenue increased 25.0% to $141.3 million for the fourth quarter of 2012, compared to $113.0 million for the fourth quarter of 2011.

•

At December 31, 2012, our enrollment was approximately 52,300, an increase of 19.1% from our enrollment of approximately 43,900 at December 31, 2011. Ground enrollment increased 52.1% to approximately 7,600 from enrollment of approximately 5,000 at December 31, 2011.

•

Operating income for the fourth quarter of 2012 was $33.2 million, an increase of 42.6% as compared to $23.3 million for the same period in 2011. The operating margin for the fourth quarter of 2012 was 23.5%, compared to 20.6% for the same period in 2011. Excluding the contributions we made in lieu of state income taxes, operating income and operating margin for the fourth quarter of 2012 were $35.2 million and 24.9%, respectively. Excluding the contributions we made in lieu of state income taxes, operating income and operating margin for the fourth quarter of 2011 were $24.3 million and 21.5%, respectively.

•	Adjusted EBITDA increased 41.5% to $43.6 million for the fourth quarter of 2012, compared to $30.8 million for the same period in 2011.

•

The tax rate in the fourth quarter of 2012 was 36.7% compared to 33.1% in the fourth quarter of 2011. The low effective tax rates in the fourth quarters of both 2012 and 2011 were primarily due to the University making contributions of $2.0 million in 2012 and $1.0 million in 2011 to school tuition organizations in lieu of state income taxes, which had the effect of increasing operating expenses and decreasing income tax expenses.

•	Net income increased 36.4% to $20.9 million for the fourth quarter of 2012, compared to $15.3 million for the same period in 2011.

•	Diluted net income per share was $0.46 for the fourth quarter of 2012, compared to $0.34 for the same period in 2011.

For the year ended December 31, 2012:

•	Net revenue increased 19.8% to $511.3 million for the year ended December 31, 2012, compared to $426.7 million for the year ended December 31, 2011.

•

Operating income for the year ended December 31, 2012 was $114.1 million, an increase of 38.8% as compared to $82.2 million for the same period in 2011. The operating margin for the year ended December 31, 2012 was 22.3%, compared to 19.3% for the same period in 2011. Excluding the contributions we made in lieu of state income taxes, operating income and operating margin for the year ended December 31, 2012 were $116.1 million and 22.7%, respectively. Excluding the contributions we made in lieu of state income taxes, operating income and operating margin for the year ended December 31, 2011 were $83.2 million and 19.5%, respectively

•	Adjusted EBITDA increased 39.3% to $149.6 million for the year ended December 31, 2012, compared to $107.4 million for the same period in 2011.

•	The tax rate for the year ended December 31, 2012 was 38.8% compared to 38.0% for the same period in 2011.

•	Net income increased 37.4% to $69.4 million for the year ended December 31, 2012, compared to $50.5 million for the same period in 2011.

•	Diluted net income per share was $1.53 for the year ended December 31, 2012, compared to $1.12 for the same period in 2011.

Balance Sheet and Cash Flow

As of December 31, 2012, the University had unrestricted cash and cash equivalents of $105.1 million compared to $21.2 million at December 31, 2011 and restricted cash and cash equivalents at December 31, 2012 and December 31, 2011 of $56.2 million and $56.7 million, respectively.

In December 2012, the University entered into a new credit agreement, which refinanced our prior indebtedness, with multiple lenders. This credit facility increased our term loan to $100 million with a maturity date of December 2019 and decreased the interest rate on the outstanding balance from the BBA Libor Rate plus 200 basis points to the BBA Libor Rate plus 175 basis points, with monthly principal and interest payments. Additionally, this facility provides a revolving line of credit in the amount of $50 million through December 2017 to be utilized for working capital, capital expenditures, share repurchases and other general corporate purposes. Indebtedness under the credit facility is secured by our assets and is guaranteed by certain of our subsidiaries. No amounts were drawn on the revolver as of December 31, 2012.

The University generated $144.2 million in cash from operating activities for the year ended December 31, 2012 compared to $88.0 million for the same period in 2011. Cash provided by operating activities in 2012 and 2011 resulted from our net income plus non-cash charges for provision for bad debts, depreciation and amortization, share-based compensation and improvement in our working capital.

Net cash used in investing activities was $131.5 million and $75.1 million for the years ended December 31, 2012 and 2011, respectively. Our cash used in investing activities was primarily related to the purchase of property and equipment, leasehold improvements, and the purchase of two real estate related assets that we plan to develop and then sell to third parties during the next six months. Capital expenditures were $97.7 million and $80.5 million for the years ended December 31, 2012 and 2011, respectively. In 2012, capital expenditures primarily consisted of construction costs associated with two additional dormitories, an Arts and Sciences classroom building, a remodel of our student union, and a parking garage to support our increasing traditional student enrollment as well as purchases of computer equipment, internal use software projects and furniture and equipment to support our increasing employee headcount. Also, in 2012 we purchased an on campus dormitory that was previously leased. In 2011, capital expenditures completed consisted of a 140,000 square foot/5,000 seat basketball and entertainment arena, a student activity center that contains a food court, a bowling alley, and other student services, and a new dormitory, as well as campus improvements to support our growing on-campus student population, purchases of computer equipment, leasehold improvements, infrastructure licenses and software development costs, and office furniture and fixtures to support our increasing employee headcounts. In 2011 expenditures were partially offset by a $5.4 million decrease in restricted cash as a result of payment of the settlement amount related to the qui tam legal matter in June 2011.

Net cash provided by financing activities was $71.3 million for the year ended December 31, 2012. Net cash used in financing activities was $25.3 million for the year ended December 31, 2011. During 2012, we received $99.2 million from our new credit facility and $8.0 million from the exercise of stock options, which was partially offset by $21.7 million used for principal payments on notes payable and capital lease obligations and $15.2 million to repurchase our common stock. During 2011, $23.1 million was used to repurchase our common stock and principal payments on notes payable and capital leases totaled $3.7 million.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

2013 Outlook by Quarter

Q1 2013:	Net revenue between $136.5 million and $138.5 million; Target Operating Margin 22.0%; Diluted EPS between $0.38 and $0.39 using 45.5 million diluted shares; student counts between 52,700 to 53,200

Q2 2013:	Net revenue between $135.5 million and $137.5 million; Target Operating Margin 22.5%; Diluted EPS between $0.39 and $0.40 using 45.8 million diluted shares; student counts between 48,900 to 49,500

Q3 2013:	Net revenue between $145.0 million and $147.0 million; Target Operating Margin 23.5%; Diluted EPS between $0.43 and $0.44 using 46.0 million diluted shares; student counts between 57,250 to 58,250

Q4 2013:	Net revenue between $153.5 million and $156.0 million; Target Operating Margin 24.5%; Diluted EPS between $0.48 and $0.49 using 46.3 million diluted shares; student counts between 56,750 to 57,750

Full Year 2013:	Net revenue between $570.5 million and $579.0 million; Target Operating Margin 23.2%; Diluted EPS between $1.68 and $1.72 using 45.9 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing program review being conducted by the Department of Education of our compliance with Title IV program requirements, and possible fines or other administrative sanctions resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards, including pending rulemaking by the Department of Education; potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise, affecting us or other companies in the for-profit postsecondary education sector; our ability to properly manage risks and challenges associated with potential acquisitions of, or investments in, new businesses, acquisitions of new properties, or the expansion of our campus to new locations; our ability to hire and train new, and develop and train existing, faculty and employees; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; the extent to which obligations under our loan agreement, including the need to comply with restrictive and financial covenants and to pay principal and interest payments, limits our ability to conduct our operations or seek new business opportunities; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

Conference Call

Grand Canyon Education, Inc. will discuss its fourth quarter 2012 results and 2013 outlook during a conference call scheduled for today, February 19, 2013 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 4391398 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.

A replay of the call will be available approximately two hours following the conclusion of the call through February 25, 2013, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 4391398. It will also be archived at www.gcu.edu in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. is a regionally accredited provider of postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, healthcare, business, and liberal arts. In addition to its online programs, it offers programs on ground at its approximately 115 acre traditional campus in Phoenix, Arizona and onsite at facilities we lease and at facilities owned by third party employers. Approximately 52,300 students were enrolled as of December 31, 2012. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
(In thousands, except per share amounts)	(Unaudited)
Net revenue	$141,298	$113,005	$511,257	$426,741
Costs and expenses:
Instructional costs and services	58,819	50,639	220,403	194,801
Selling and promotional, including $647 and $259 for the three months ended December 31, 2012 and 2011, respectively, and $2,328 and $877 for the years ended December 31, 2012 and 2011, respectively, to related parties	37,536	31,166	141,300	119,955
General and administrative	11,696	8,028	35,502	29,043
Lease termination costs	—	(140)	—	782

Total costs and expenses	108,051	89,693	397,205	344,581

Operating income	33,247	23,312	114,052	82,160
Interest expense	(260)	(414)	(699)	(720)
Interest income	19	10	71	88

Income before income taxes	33,006	22,908	113,424	81,528
Income tax expense	12,097	7,584	43,977	30,982

Net income	$20,909	$15,324	$69,447	$50,546

Net income per common share:
Basic	$0.47	$0.35	$1.57	$1.13

Diluted	$0.46	$0.34	$1.53	$1.12

Shares used in computing net income per common share:
Basic	44,167	44,317	44,332	44,631

Diluted	45,364	44,868	45,251	45,105

Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA

Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) the amortization of prepaid royalty payments recorded in conjunction with a settlement of a dispute with our former owner; (ii) contributions to Arizona school tuition organizations in lieu of the payment of state income taxes, which we typically make in the fourth quarter of a fiscal year; (iii) litigation and regulatory reserves, if any (iv) exit costs, if any; (v) contract termination fees, if any; (vi) lease termination costs, if any; and (vii) share-based compensation. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Royalty expenses paid to our former owner, contributions made to Arizona school tuition organizations in lieu of the payment of state income taxes, estimated litigation and regulatory reserves, exit costs, contract and lease termination fees, and share-based compensation are not considered reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity. Some of these limitations are that it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirement for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited, in thousands)		(Unaudited, in thousands)
Net income	$20,909	$15,324	$69,447	$50,546
Plus: interest expense net of interest income	241	404	628	632
Plus: income tax expense	12,097	7,584	43,977	30,982
Plus: depreciation and amortization	6,065	4,906	21,627	16,738

EBITDA	39,312	28,218	135,679	98,898

Plus: royalty to former owner	74	74	296	296
Plus: contributions made in lieu of state income taxes	2,000	1,000	2,000	1,000
Plus: lease termination costs	—	(140)	—	782
Plus: estimated litigation and regulatory reserves	147	—	3,807	—
Plus: share-based compensation	2,063	1,655	7,811	6,452

Adjusted EBITDA	$43,596	$30,807	$149,593	$107,428

Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

(In thousands, except par value)	December 31, 2012	December 31, 2011
ASSETS:
Current assets
Cash and cash equivalents	$105,111	$21,189
Restricted cash and cash equivalents	55,964	56,115
Accounts receivable, net of allowance for doubtful accounts of $8,657 and $11,706 at December 31, 2012 and 2011, respectively	7,951	11,815
Note receivable secured by real estate	27,000	—
Income taxes receivable	—	11,861
Deferred income taxes	5,481	3,353
Other current assets	12,667	11,081

Total current assets	214,174	115,414
Property and equipment, net	269,162	189,947
Restricted cash	225	555
Prepaid royalties	5,299	5,958
Goodwill	2,941	2,941
Other assets	3,122	3,032

Total assets	$494,923	$317,847

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$14,174	$18,523
Accrued compensation and benefits	18,812	12,229
Accrued liabilities	17,467	8,456
Income taxes payable	8,704	536
Student deposits	57,745	57,602
Deferred revenue	28,614	21,723
Due to related parties	523	227
Current portion of capital lease obligations	87	470
Current portion of notes payable	6,601	1,739

Total current liabilities	152,727	121,505
Capital lease obligations, less current portion	587	674
Other noncurrent liabilities	7,405	7,140
Deferred income taxes, noncurrent	7,045	5,334
Notes payable, less current portion	93,100	19,901

Total liabilities	260,864	154,554

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at December 31, 2012 and 2011	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 47,136 and 45,955 shares issued and 44,716 and 44,298 shares outstanding at December 31, 2012 and 2011, respectively	471	460
Treasury stock, at cost, 2,420 and 1,657 shares of common stock at December 31, 2012 and 2011, respectively	(39,136)	(23,894)
Additional paid-in capital	102,133	85,720
Accumulated other comprehensive loss	(223)	(360)
Accumulated earnings	170,814	101,367

Total stockholders’ equity	234,059	163,293

Total liabilities and stockholders’ equity	$494,923	$317,847

Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
(In thousands)	2012	2011
Cash flows provided by operating activities:
Net income	$69,447	$50,546
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	7,811	6,452
Excess tax benefits from share-based compensation	(1,427)	—
Amortization of debt issuance costs	244	80
Provision for bad debts	18,012	34,364
Depreciation and amortization	21,923	17,034
Loss on asset disposal	1,106	—
Lease termination costs	—	782
Exit costs	—	(64)
Deferred income taxes	(518)	20,794
Other	—	92
Changes in assets and liabilities:
Restricted cash and cash equivalents	151	(9,137)
Accounts receivable	(14,148)	(28,196)
Prepaid expenses and other	(1,920)	(6,158)
Due to/from related parties	296	(9,244)
Accounts payable	(630)	3,155
Accrued liabilities and employee related liabilities	15,719	(3,300)
Accrued litigation loss	—	(5,200)
Income taxes receivable/payable	20,593	(3,599)
Deferred rent	503	4,143
Deferred revenue	6,891	6,689
Student deposits	143	8,729

Net cash provided by operating activities	144,196	87,962

Cash flows used in investing activities:
Capital expenditures	(97,653)	(80,545)
Purchase of land and building related to future development	(7,223)	—
Investment in note receivable secured by real estate	(27,000)	—
Restricted funds held for derivative collateral and legal matter	330	5,405

Net cash used in investing activities	(131,546)	(75,140)

Cash flows provided by (used in) financing activities:
Principal payments on notes payable and capital lease obligations	(21,744)	(3,748)
Proceeds from notes payable	99,210	—
Notes payable modification costs	(428)	(91)
Repurchase of common shares	(15,242)	(23,112)
Excess tax benefits from share-based compensation	1,427	—
Net proceeds from exercise of stock options	8,049	1,681

Net cash provided by (used in) financing activities	71,272	(25,270)

Net increase (decrease) in cash and cash equivalents	83,922	(12,448)
Cash and cash equivalents, beginning of period	21,189	33,637

Cash and cash equivalents, end of period	$105,111	$21,189

Supplemental disclosure of cash flow information
Cash paid for interest	$606	$535
Cash paid for income taxes	$32,810	$13,463
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$3,291	$325
Purchases of equipment through capital lease obligations	$—	$801
Tax benefit of Spirit warrant intangible	$267	$291
Shortfall tax expense from share-based compensation	$283	$151

Grand Canyon Education, Inc. Reports Fourth Quarter 2012 Results

The following is a summary of our student enrollment at December 31, 2012 and 2011 (which included fewer than 700 students pursuing non-degree certificates in each period) by degree type and by instructional delivery method:

	December 31,
	2012(1)		2011(1)
	# of Students	% of Total	# of Students	% of Total
Graduate degrees(2)	19,395	37.1%	17,175	39.1%
Undergraduate degree	32,897	62.9%	26,742	60.9%

Total	52,292	100.0%	43,917	100.0%

	December 31,
	2012(1)		2011(1)
	# of Students	% of Total	# of Students	% of Total
Online(3)	44,690	85.5%	38,918	88.6%
Ground(3) (4)	7,602	14.5%	4,999	11.4%

Total	52,292	100.0%	43,917	100.0%

(1)	Enrollment at December 31, 2012 and 2011 represents individual students who attended a course during the last two months of the calendar quarter.
(2)	Includes 3,065 and 1,924 students pursuing doctoral degrees at December 31, 2012 and 2011, respectively.
(3)	As of December 31, 2012 and 2011, 41.9% and 42.8%, respectively, of our online and professional studies students are pursuing graduate degrees.
(4)	Includes both our traditional on-campus ground students, as well as our professional studies students.